                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                                 Allergan, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 ALLERGAN LOGO

               2525 DUPONT DRIVE, IRVINE, CA 92612 (714) 246-4500

                                                                  March 17, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders to be held at the corporate headquarters of Allergan, Inc., 2525 Dupont Drive, Irvine, California, on Tuesday, April 21, 1998 at 10:00 A.M. We hope you will be present to hear management's report to stockholders.

     The attached notice of meeting and proxy statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card. We will then send you an admission card, which you should present upon entering the meeting.

     Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the postage prepaid envelope provided. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

           Herbert W. Boyer                             David E.I. Pyott
                 [SIG]                                       [SIG]
         Chairman of the Board                           President and
                                                    Chief Executive Officer

                                 ALLERGAN LOGO

                      2525 Dupont Drive, Irvine, CA 92612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 21, 1998

TO OUR STOCKHOLDERS:

     The annual meeting of stockholders of Allergan, Inc., a Delaware corporation, will be held at the corporate headquarters of Allergan, Inc., 2525 Dupont Drive, Irvine, California, on Tuesday, April 21, 1998 at 10:00 A.M. for the following purposes:

     1. To elect three Class III directors to serve for three-year terms ending in 2001 and until their successors are elected and qualified.

     2. To approve the Allergan, Inc. Stock Price Incentive Plan.

     3. To approve an amendment to the Company's 1989 Nonemployee Director Stock Plan.

     4. To consider and take action upon a stockholder proposal concerning cumulative voting.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed February 27, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and, consequently, only stockholders of record at the close of business on February 27, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. Even though a stockholder may now plan to attend the meeting, he or she is urged to complete, sign and date the enclosed proxy card and to mail it promptly in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ FRANCIS R. TUNNEY, JR.
                                            Francis R. Tunney, Jr.
                                            Secretary

March 17, 1998

                                 ALLERGAN, INC.

                                PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 21, 1998

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of Allergan, Inc. ("Allergan" or the "Company"), 2525 Dupont Drive, Irvine, California 92612 for use at the annual meeting of the Company's stockholders to be held on April 21, 1998, and at any adjournment thereof, pursuant to the accompanying Notice of annual meeting. This proxy statement and the accompanying proxy card are being mailed to all stockholders on or about March 17, 1998.

     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile or in person. The Company has retained D.F. King & Co., a professional soliciting organization, to aid in the solicitation of proxies to be voted at the annual meeting at an estimated cost of $10,500 plus out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of Allergan stock.

                         GENERAL INFORMATION REGARDING
                      VOTING, CONFIDENTIALITY AND PROXIES

     The persons named in the accompanying proxy will vote FOR the election of the nominees for directors, FOR the proposal to approve the Allergan, Inc. Stock Price Incentive Plan, FOR the proposal to approve an amendment to the Company's 1989 Nonemployee Director Stock Plan and AGAINST the stockholder proposal, unless otherwise directed in the proxy. The proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation to the independent vote tabulators. As to any other business which may properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment, although the Company does not presently know of any other business.

     Holders of record of the Company's Common Stock at the close of business on February 27, 1998 are entitled to vote at the meeting. On that date Allergan had 65,479,220 shares of Common Stock outstanding. Each stockholder has one vote per share on all business to be voted upon at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as if they were "no" votes in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances: (1) to allow the independent election inspectors to certify the results of the vote; (2) as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action; (3) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes; (4) where a stockholder expressly requests disclosure or has made a written comment on a proxy card; (5) where contacting stockholders by the Company is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to the Company by the independent election inspectors; (6) aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the meeting of stockholders at which they are relevant; and (7) in the event of any solicitation of proxies or written consents with respect to any of the securities of the Company by a person other than the Company of which solicitation the Company has actual notice.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     The Company's Restated Certificate of Incorporation provides for three classes of directors, each class consisting, as nearly as may be possible, of one third of the whole number of the Board of Directors. At each annual meeting the directors elected by stockholders to succeed directors whose terms are expiring are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. The Board of Directors elects directors to fill vacancies on the Board, as they occur, as well as newly created directorships. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election by the stockholders of the class to which such director is elected. The Board of Directors currently consists of 12 directors and currently four each serve as Class I, Class II and Class III directors. Effective with the retirement of Leslie G. McCraw as a director at the annual meeting in April 1998, the size of the Board of Directors will be decreased to 11 and there will be three directors in Class III.

     UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION AS DIRECTORS OF THE THREE NOMINEES NAMED BELOW, ALL OF WHOM ARE, AT PRESENT, CLASS III DIRECTORS OF THE COMPANY.

     Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

                             NOMINEES FOR DIRECTORS

CLASS III -- TERM EXPIRES 2001:

     HANDEL E. EVANS, 63, is the Chairman and Founder of Pharmaceutical Marketing Services Inc., a supplier of market information and specialized marketing products to the pharmaceutical industry in the United States, Europe and Japan. Until December 1997, Mr. Evans also served as a director and Chairman of the Board of Source Informatics, Inc., a database and information services company that was spun off by Walsh International Inc. in April 1996. From 1988 to 1996, Mr. Evans was also Chairman of Walsh International Inc., a specialized software house providing services to the pharmaceutical industry. Prior to 1988, Mr. Evans was a founder of and served in a variety of senior executive positions with IMS International Inc., a pharmaceutical industry information supplier. He was elected to the Board in 1989 and is a member of the Board's Audit, and Organization and Compensation Committees.

     GAVIN S. HERBERT, 65, is Chairman Emeritus of the Company as of January 1, 1996. He had been Chairman from 1977 to 1995 and was also Chief Executive Officer from 1977 to 1991. Prior thereto, Mr. Herbert had been President and Chief Executive Officer of the Company since 1961. Mr. Herbert is Chairman and Founder of Regenesis Bioremediation Products, formed in 1994, and is also a director of Beckman Instruments, Inc. Mr. Herbert is a trustee of the University of Southern California and is a member of the Board of Directors of Research to Prevent Blindness and of California Health Care Institute. Mr. Herbert is a co-founder of the Company and retired as an employee in 1994. He has been a director of the Company since 1950 and is a member of the Board's Finance and Science and Technology Committees.

     HENRY WENDT, 64, is Chairman of Global Health Care Partners unit of DLJ Merchant Banking, a Donaldson, Lufkin & Jenrette Company, specializing in private equity investment in health care businesses worldwide. He was Chairman of the Board of SmithKline Beecham p.1.c., a pharmaceutical company, and its subsidiary, SmithKline Beecham Corporation from 1989 until his retirement in 1994. Mr. Wendt is a director of Atlantic Richfield Co., The Egypt Investment Company, and West Marine Products. He is a trustee of the Trilateral Commission and Trustee Emeritus of the American Enterprise Institute. Mr. Wendt is the author of

"Global Embrace," published in 1993. In 1994 he was awarded the Order of the Rising Sun Gold and Silver Star by the Government of Japan, the highest honor given to a foreigner. In 1995 he was named as Honorary Commander of the British Empire (CBE) by HRM Queen Elizabeth II. Mr. Wendt has been a director of the Company since 1989 and is Chairman of the Board's Finance Committee and a member of the Corporate Governance Committee.

DIRECTORS CONTINUING IN OFFICE

CLASS I -- TERM EXPIRES 1999:

     HOWARD E. (TED) GREENE, JR., 55, has been Chairman of Amylin Pharmaceuticals, Inc., a biotech company involved in research and development of medicines for treating diabetes, since 1987 and was also Chief Executive Officer from 1987 to July 1996. He was a General Partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies, from 1986 until 1993, and was Chief Executive Officer of Hybritech Incorporated, a biotech company that subsequently became a division of Eli Lilly & Company, from 1979 until 1986. From 1974 until 1979, Mr. Greene was an executive with Baxter Healthcare, and from 1967 until 1974 he was a consultant with McKinsey & Company. Mr. Greene is Chairman of the Board of Cytel Corporation and is also a director of Biosite Diagnostics, Neurex Corporation, and the International Biotechnology Trust. Mr. Greene was elected to the Board in 1990 and is a member of the Finance and Science and Technology Committees.

     LESTER J. KAPLAN, PH.D., 47, has been Corporate Vice President, Science and Technology since July of 1996 and had been Corporate Vice President, Research and Development since 1992. He had been Senior Vice President, Pharmaceutical Research and Development since 1991 and Senior Vice President, Research and Development since 1989. Dr. Kaplan is a member of the Board of Directors of ACADIA Pharmaceuticals Inc. and Allergan Specialty Therapeutics, Inc., and an Advisory Board Member to the Pediatric Cancer Research Foundation (PCRF) and Healthcare Ventures. He first joined the Company in 1983 and was elected to the Board in 1994 and is a member of the Finance and Science and Technology Committees.

     LOUIS T. ROSSO, 64, has been Chief Executive Officer of Beckman Instruments, Inc., a manufacturer of laboratory instruments, since 1988 and Chairman of the Board since 1989. He also served as President from 1982 until 1993 and as Vice President of SmithKline Beckman Corporation from 1982 until 1989. He is a director of American Health Properties, Inc. and is a member of the Board of Trustees of the St. Jude Heritage Health Foundation, Harvey Mudd College, and the Keck Graduate Institute of Applied Life Sciences. Mr. Rosso was elected to the Board in 1989 and is Chairman of the Board's Audit Committee and a member of the Corporate Governance Committee.

     LEONARD D. SCHAEFFER, 52, has been Chairman of the Board of Blue Cross of California, a health insurance organization, since 1989 and Chief Executive Officer since 1986. He has also been Chairman of the Board and Chief Executive Officer of WellPoint Health Networks Inc., a for-profit managed health care company, since 1992. Mr. Schaeffer was the Administrator of the U.S. Health Care Financing Administration (HCFA) from 1978 to 1980. He is Chairman of the Board of the National Health Foundation and the National Institute for Health Care Management. Mr. Schaeffer was elected to the Board in 1993 and is a member of the Finance Committee.

CLASS II -- TERM EXPIRES 2000:

     HERBERT W. BOYER, PH.D., 61, is a founder of Genentech, Inc., a biotechnology company, has been a director of Genentech since 1976 and is a consultant to Genentech. He served as Vice President of Genentech from 1976 to 1991. Dr. Boyer, a Professor of Biochemistry at the University of California at San Francisco from 1976 to 1991, demonstrated the usefulness of recombinant DNA technology to produce medicines economically, which laid the groundwork for Genentech's development. Dr. Boyer received the 1993 Helmut Horten Research Award. He also received the National Medal of Science from President Bush in 1990, the National Medal of Technology in 1989 and the Albert Lasker Basic Medical Research Award in 1980. He is an elected member of the National Academy of Sciences and a Fellow in the American Academy of Arts and Sciences. Dr. Boyer was elected Chairman of the Board as of January 2, 1998 and has been a Board member since 1994. He is the Chairman of the Board's Science and Technology Committee and is a member of the Audit Committee.

     TAMARA J. ERICKSON, 43, is an independent consultant specializing in corporate strategy and technology management. She is co-author of "Third Generation R&D -- Managing the Link to Corporate Strategy," published in 1991. From August 1995 through May 1996, Mrs. Erickson was Senior Vice President of Arthur D. Little, Inc., a management consulting company, and Chairman of its subsidiary, Innovation Associates. Prior to that, Mrs. Erickson held various positions at Arthur D. Little, Inc., which she joined in 1978, including Managing Director, North America Management Consulting from 1991 to 1995. She directed the firm's global health care practice from 1983 to 1991. She is a member of the Board of Directors of EG&G, Inc. Mrs. Erickson was elected to the Board in 1992 and is Chairman of the Board's Corporate Governance Committee and a member of the Organization and Compensation and Science and Technology Committees.

     WILLIAM R. GRANT, 73, is Chairman of Galen Associates, Inc., a venture capital firm in the health care industry. From 1987 to 1989 he was Chairman of New York Life International Investment, Inc. Mr. Grant is a director of Witco Corporation, SmithKline Beecham p.1.c., Seagull Energy Corporation, Datamedic Corp., MiniMed, Inc., Flex-Foot, Inc. and O.S.I. Corporation. Mr. Grant was elected to the Board in 1989 and is Chairman of the Board's Organization and Compensation Committee, and is a member of the Audit and Corporate Governance Committees.

     DAVID E.I. PYOTT, 44, became President and Chief Executive Officer in January 1998. Previously, he was head of the Nutrition Division and a member of the executive committee of Novartis AG from 1997 until December 1997 and had held a similar position at Sandoz International AG, from 1995 to 1996, prior to the merger of Sandoz and Ciba to form Norvartis. Also, while at Sandoz, Mr. Pyott was President and Chief Executive Officer of Sandoz Nutrition Corp., Minneapolis, Minnesota (1992-1995), General Manager of Sandoz Nutrition, Barcelona, Spain (1990-1992) and held other positions within the Sandoz Nutrition group from 1980.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during 1997 and its standing committees also met from time to time to address issues within their respective jurisdictions. Average attendance by directors at regular and special Board and committee meetings was 93% and all directors attended 75% or more of the meetings of the Board and committees on which they served. It should be noted that Directors discharge their responsibilities throughout the year not only at Board and committee meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern to the Company.

     Audit Committee -- The Audit Committee, which had four meetings in 1997, recommends to the Board of Directors the appointment of the Company's independent auditors for the fiscal year and meets with the independent auditors to discuss the scope and results of their audit examination and the fees related to such work. It also meets with the Company's internal auditors and financial management to review the internal audit department's activities; to discuss the Company's accounting practices and procedures; to review the adequacy of the Company's accounting and control systems; and to report to the Board any considerations or recommendations the Audit Committee may have with respect to such matters. The Committee also reviews the audit schedule and considers any issues raised by its members, the independent public accountants retained to audit the books and records of the Company, the internal audit staff, the legal staff or management. In addition, the Committee monitors the Business Ethics Policy for the Company's employees, coordinates compliance reviews, and investigates noncompliance matters. None of the members of the Audit Committee are officers, employees or former employees of the Company or any of its subsidiaries.

     Finance Committee -- The Finance Committee, which had four meetings in 1997, reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to the Board of Directors.

     Corporate Governance Committee -- The Corporate Governance Committee held two meetings in 1997. It recommends qualified candidates for election as directors of the Company, including the slate of directors which the Board proposes for election by stockholders at the annual meeting; considers the performance of incumbent directors; considers and makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors; develops and recommends to the Board of Directors guidelines and criteria to determine the qualifications of directors; considers and reports annually to the Board of Directors concerning its assessment of the Board's performance; considers, from time to time, the current Board committee structure and membership; and recommends changes to the amount and type of compensation of Board members as appropriate. None of the members of the Corporate Governance Committee are officers, employees or former employees of the Company or any of its subsidiaries.

     Organization and Compensation Committee -- The Organization and Compensation Committee, which had five meetings in 1997, reviews and approves corporate organizational structure; reviews performance of corporate officers; establishes overall employee compensation policies; and recommends to the Board of Directors major compensation programs. The Committee also reviews and approves compensation of corporate officers, including salary and bonus awards, and administers the 1989 Incentive Compensation Plan. No member of the Organization and Compensation Committee is a current or former member of management or eligible for compensation other than as a director. The report of the Committee begins on page 20.

     Science and Technology Committee -- The Science and Technology Committee held two meetings in 1997. It undertakes in-depth reviews of the Company's research and development programs and projects to evaluate the soundness and risks associated with the technologies in which the Company is investing its research and development efforts, and the capabilities of the R&D organization to develop the technology.

STOCKHOLDER NOMINATIONS

     The Restated Certificate of Incorporation of the Company provides that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Allergan, Inc., 2525 Dupont Drive, Irvine, CA 92612. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

DIRECTOR COMPENSATION

     Of the Board's current 12 members, two are officers of the Company who do not receive additional compensation for Board or committee service. Directors earned, during 1997, an annual $25,000 retainer plus $1,300 for each Board meeting and $1,000 for each committee meeting attended by committee members and $1,500 for each committee meeting attended by the committee chair.

     Effective January 1, 1996, Mr. Herbert became Chairman Emeritus. During 1997 he provided ongoing advisory services to Allergan focusing on government affairs and industrial relations. For those advisory services and his services as Chairman Emeritus, he received an annual retainer of $50,000. He is also paid retainer and attendance fees as described above, and is eligible to participate in the 1989 Nonemployee Director Stock Plan and the Deferred Directors Fee Program, both as described below.

     Dr. Boyer became Chairman of the Board in January 1998. For such services, he will receive a retainer of $250,000, attendance fees as described above, and is eligible to participate in the 1989 Nonemployee Director Stock Plan and the Deferred Directors Fee Program, both as described below. If approved by the stockholders at the annual meeting, Dr. Boyer will receive a one-time grant of 5,000 shares of restricted stock, as described in greater detail on page 28.

     In 1991, the Company adopted a Deferred Directors Fee Program that permits directors to defer all or a portion of their retainers and meeting fees until termination of their status as a director. Deferred amounts are treated as having been invested in Common Stock of the Company and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Dr. Boyer, Mrs. Erickson and Messrs. Evans, Grant, Greene, McCraw, Rosso, and Wendt chose to defer all or a portion of their retainers and meeting fees for the period January 1, 1997 through December 31, 1997.

     In accordance with the Company's 1989 Nonemployee Director Stock Plan (the "Director Plan"), as amended by the stockholders in April 1996, each director who is not an employee of the Company receives grants of restricted stock upon
(a) initial election to the Board of 600 shares per year for each year, including a partial year of the term to be served, to a maximum of three years and (b) reelection to the Board of 600 shares per year for each of the three years of the new term. If an individual ceases to serve as a director prior to full vesting of a restricted stock grant for reasons other than death or total disability, those shares not then vested will be returned to the Company without payment of any consideration to the director. The Director Plan provides that the number of shares available for issuance under the Director Plan shall be adjusted in the event of certain changes in capitalization, such as stock splits and stock dividends. The Board has approved an amendment to the Director Plan to increase grants of restricted stock from 600 shares per year to 900 shares per year, with grants continuing to be made upon initial election to the Board and upon reelection. In addition, the Board has approved a one-time grant of 5,000 shares of restricted stock to Dr. Boyer in connection with his appointment as Chairman of the Board. The amendment does not become effective unless approved by the stockholders at this meeting. The proposed amendment is described in greater detail beginning on page 28.

STOCK OWNERSHIP GUIDELINES

     At its meeting held in January 1997, the Board approved the stock ownership guidelines for directors recommended by the Corporate Governance Committee. Each nonemployee director is expected to own stock, including the economic equivalent number of shares showing on the records of the Company under the Deferred Directors Fee Program, equal in value to the number of years the director has served on the Board since 1989 multiplied by the retainer fee for each year served. As of December 31, 1997, all ten nonemployee directors met their ownership guidelines.

OTHER MATTERS

     In June 1992, the Company entered into a joint venture with Ligand Pharmaceuticals Incorporated ("Ligand") for the research and development and commercial exploitation of pharmaceutical products based on retinoid technology. Each company agreed to contribute $15 million to the venture over three years.

Allergan Pharmaceuticals (Ireland) Ltd., Inc. ("Allergan Ireland") also purchased, in conjunction with the formation of the joint venture and through 1994, equity interests in Ligand for approximately $24 million, including the exercise of warrants in 1993. William C. Shepherd, Chairman, President and Chief Executive Officer of the Company through December 31, 1997, became a director of Ligand shortly after the formation of the joint venture. Mr. Shepherd resigned this directorship on October 3, 1997.

     In June 1995, Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT") succeeded to the operations of the joint venture. Mr. Shepherd became a director of ALRT and Dwight J. Yoder, Senior Vice President, Controller and Principal Accounting Officer of the Company, became the Chief Financial Officer of ALRT. ALRT was funded by contributions of $50 million from the Company, $17.5 million from Ligand, and $32.5 million gross proceeds from a subscription offering to the stockholders of the Company and Ligand (the "Subscription Offering"). In connection with the completion of the Subscription Offering and the funding of ALRT, Allergan Ireland purchased $6 million of the Common Stock of Ligand.

     On September 24, 1997, the Company and Ligand announced that Ligand would exercise its option to purchase all of the outstanding callable Common Stock of ALRT and the Company would simultaneously exercise its option to purchase an undivided one-half interest in all of the assets of ALRT for a cash payment to Ligand of $8.9 million. The Company and Ligand also announced that they had agreed to restructure the terms and conditions relating to their agreements concerning the assets and technology formerly belonging to ALRT following exercise of the options. At the closing of the ALRT option exercises on November 21, 1997, the Company paid Ligand $8.9 million and gave Ligand specified royalty, license and other contractual rights to certain compounds formerly belonging to ALRT. The Company received from Ligand $4.5 million which represented payments related to compounds licensed to Ligand and $5.5 million from ALRT which represented one-half of the cash in ALRT at the closing as well as specified licenses, royalties and other contractual rights related to compounds that had belonged to ALRT or to Ligand.

     During 1997 the Company provided ALRT approximately $11.0 million in R&D and administrative services. At December 31, 1997, Allergan Ireland owned approximately 8.9% of the outstanding Common Stock of Ligand.

     On December 31, 1997, the Company made an interest-free loan in the amount of $500,000 to David E.I. Pyott, the incoming President and Chief Executive Officer of the Company, to be used to purchase a residence in Orange County, California. The loan is payable in full in five years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Jeffrey B. D'Eliscu, an officer, filed all reports since becoming an officer in a timely manner, but inadvertently omitted reporting 19.9 shares acquired under a dividend reinvestment plan when he filed his Form 3. He subsequently corrected his prior report.

                              CORPORATE GOVERNANCE

GUIDELINES ON SIGNIFICANT CORPORATE GOVERNANCE ISSUES

     In 1995, the Board approved "Board Guidelines on Significant Corporate Governance Issues." The Guidelines, as amended to date, are listed below. These guidelines are being published in this Proxy Statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues considered to be of significance to stockholders. The guidelines are only guidelines, not rigid rules. Nor is it intended that publication of these guidelines be interpreted as a representation that they will be followed in each instance. The Board will continue to assess the appropriateness and efficacy of the guidelines and it is likely that changes to the guidelines will be considered from time to time.

  1. SELECTION OF CHAIRMAN AND CEO

     The Board should be free to make this choice any way that seems best for the Company at a given point in time.

     Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chief Executive Officer and Chairman should be separate and, if it is to be separate, whether the Chairman should be selected from the nonemployee directors or be an employee.

  2. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

     The outside directors of the Board will meet in Executive Session at a regularly scheduled meeting at least once each year. The format of these meetings will include a discussion with the Chief Executive Officer on each occasion. These meetings should be scheduled in conjunction with a regular Board meeting.

     It is the policy of the Board that a director be selected by the outside directors to chair Executive Sessions or assume other responsibilities which the outside directors as a whole might designate from time to time.

  3. NUMBER OF COMMITTEES

     The current committee structure of the Company seems appropriate. There will, from time to time, be occasions in which the Board may want to form a new committee or disband a current committee depending upon the circumstances. The current five Committees are Audit, Finance, Organization & Compensation, Corporate Governance and Science & Technology. The Audit, Corporate Governance and Organization & Compensation Committees will consist entirely of outside directors.

  4. ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS

     The Corporate Governance Committee is responsible, after consultation with the Chief Executive Officer and with consideration of the desires of individual Board members, for the assignment of Board members to various committees.

     It is the sense of the Board that consideration should be given to rotating committee members periodically at about a three- to four-year interval, but the Board does not feel that such a rotation should be mandated as policy since there may be reasons at a given point in time to maintain an individual director's committee membership for a longer period.

  5. FREQUENCY AND LENGTH OF COMMITTEE MEETINGS

     The Committee chairman, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee. Meetings will normally be held around Board meetings.

  6. COMMITTEE AGENDA

     The chairman of the Committee, in consultation with the appropriate members of management and staff, will develop the Committee's agenda.

     Each Committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each year (to the degree these can be foreseen). This forward agenda will also be shared with the Board. Key functional managers (i.e., CFO, CVP Human Resources) will have direct contact with the appropriate Committee chairperson.

  7. SELECTION OF AGENDA ITEMS FOR BOARD MEETINGS

     The Chairman of the Board and the Chief Executive Officer (if the Chairman is not the Chief Executive Officer) will establish the agenda for each Board meeting.

     At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the next three years.

     Each Board member is free to suggest the inclusion of item(s) on the agenda. The CEO will be proactive in encouraging Board members to submit agenda items.

  8. BOARD MATERIALS DISTRIBUTED IN ADVANCE

     It is the sense of the Board that information and data that is important to the Board's understanding of the business to be conducted at that meeting be distributed in writing to the Board before the Board meets. Management will make every attempt to see that this material is as brief as possible while still providing the desired information.

  9. PRESENTATIONS

     As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the subject. When there is no prior distribution of a presentation on a sensitive subject, it is the sense of the Board that each member be advised by telephone in advance of the meeting of the subject and the principal issues the Board will need to consider.

  10. REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS

     The Board supports the regular attendance at each Board Meeting of non-Board members who are members of senior management.

     Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

  11. BOARD ACCESS TO SENIOR MANAGEMENT

     Board members have complete access to Allergan's Management.

     It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the Chief Executive Officer and/or the Chairman.

     Furthermore, the Board encourages the senior management to, from time to time, bring other managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent managers with future potential that the senior management believes should be given exposure to the Board.

  12. BOARD COMPENSATION REVIEW

     It is appropriate for the staff of the Company once every other year to report to the Corporate Governance Committee the status of Allergan Board compensation in relation to other U.S. companies.

     Changes in Board compensation, if any, should come at the suggestion of the Corporate Governance Committee, but with full discussion and approval by the Board. The Corporate Governance Committee will make Board compensation change recommendations after it has reviewed the information it considers appropriate from the Chief Executive Officer, the Human Resources department and outside consultants.

  13. SIZE OF THE BOARD

     The Board presently has 12 members. It is the sense of the Board that a size of 12 to 14 is about right. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate(s).

  14. MIX OF INSIDE AND OUTSIDE DIRECTORS

     The Board believes that as a matter of policy there should be a majority of Independent Directors on the Allergan Board. A maximum ratio should be 1/4 management directors to 3/4 Independent Directors.

     But the Board believes that management should encourage senior managers to understand that Board membership is not necessary or a prerequisite to any higher management position in the Company. Managers other than the Chief Executive Officer currently attend Board meetings on a regular basis even though they are not members of the Board.

  15. BOARD DEFINITION OF WHAT CONSTITUTES INDEPENDENCE FOR OUTSIDE DIRECTORS

     Allergan's Bylaw defining independent directors was approved by the Board in July 1995. The Board believes there is no current relationship between any outside director and Allergan that would be construed in any way to compromise any Board member being designated independent. Compliance with the Bylaw is reviewed annually by the Corporate Governance Committee.

  16. FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP

     The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.

     A former Chief Executive Officer serving on the Board will be considered an inside director for purposes of corporate governance.

  17. BOARD MEMBERSHIP CRITERIA

     The Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of manufacturing technologies, international background, etc. -- all in the context of an assessment of the perceived needs of the Board at that point in time.

  18. SELECTION OF NEW DIRECTOR CANDIDATES

     The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Corporate Governance Committee with the direct input from the Chairman of the Board as well as the Chief Executive Officer and the other members of the Board. There should be a full discussion at a Board meeting before the decision to invite someone to join the Board is made.

  19. EXTENDING THE INVITATION TO A NEW POTENTIAL DIRECTOR TO JOIN THE BOARD

     The invitation to join the Board should generally be extended by the Chairman of the Corporate Governance Committee on behalf of the Board. The new director will receive an orientation about the Company and its Corporate Governance philosophy.

  20. ASSESSING THE BOARD'S PERFORMANCE

     The Corporate Governance Committee is responsible to undertake an annual assessment of the Board's performance. This will be discussed with the full Board. This should be done following the end of each fiscal year and at the same time as the report on Board membership criteria.

     This assessment should be the Board's contribution as a whole and specifically review areas in which the Board and/or the Management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

  21. DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY

     It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board.

     It is not the sense of the Board that the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Corporate Governance Committee, to review the continued appropriateness of Board membership under these circumstances.

  22. TERM LIMITS

     The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

     As an alternative to term limits, the Corporate Governance Committee, in consultation with the Chief Executive Officer and the Chairman of the Board, will review each director's continuation on the Board every year. This will also allow each director the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

  23. RETIREMENT AGE

     It is the sense of the Board that the current retirement age of 70 is appropriate. In the unusual case when the mandated retirement age is not in the best interest of the Company, the Board, acting through the Corporate Governance Committee, should be guided by factors such as whether the director has retired from other business pursuits, the past and anticipated contributions to the Board as well as the factors typically considered for ongoing service on the Board.

  24. FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER

     The Organization and Compensation Committee should make this evaluation annually, and it should be communicated to the Chief Executive Officer by the Chairman of the Organization and Compensation Committee.

     The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc.

     The evaluation will be used by the Organization and Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

  25. SUCCESSION PLANNING

     There should be an annual report by the Chief Executive Officer to the Board on succession planning.

     There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to a successor should he/she be unexpectedly disabled.

  26. MANAGEMENT DEVELOPMENT

     There will be an annual report to the Board by the Chief Executive Officer on the Company's program for management development, described in detail.

     This report should be given to the Board at the same time as the succession planning report noted above.

  27. BOARD INTERACTION WITH THE INVESTORS, THE MEDIA, CUSTOMERS, ETC.

     The Board believes that only senior management speaks for Allergan. Individual Board members may, with the knowledge of the management and, in most instances, at the request of management, agree to receive input from various constituencies that are involved with Allergan.

BOARD ASSESSMENT

     The Corporate Governance Committee conducted its first assessment of Board performance in January 1996; it conducted another assessment in September 1997. All directors were asked to complete a Board Evaluation and Feedback Form. On the Form, each director entered a number grade from 1 to 5, and was encouraged to provide written comments as to how well the Board performs against each of the following 20 standards:

 1. The Board knows and understands the Company's vision, strategic plan and operating plan.

 2. The Board reflects its understanding of the Company's vision, strategic plan and operating plan in the quality of its discussions and actions on key issues throughout the year.

 3. Board meetings are conducted in a manner which ensures open communication, meaningful participation, and timely resolution of issues.

 4. The Board functions in a manner that enables each member to participate fully in accordance with each member's particular strengths. Board committees are staffed in ways that utilize each member's strengths.

 5. Advance Board materials contain the right information and are received sufficiently in advance of meetings.

 6. Board members are diligent in preparing for meetings.

 7. The Board regularly monitors key performance measures throughout the year. The Board regularly monitors the Company's income statement, balance sheet and cash flow.

 8. The Board places appropriate emphasis around the Company's long term Research and Development commitments and regularly monitors performance.

 9. In tracking Company performance, the Board regularly considers the performance of peer companies.

10. The Board takes appropriate action based on the information and analysis provided to it.

11. The Board probes management's thinking as appropriate in ways that are focused on improving the performance of the Company.

12. Board membership reflects the right mix of experience, skills, perspectives and diversity.

13. The Board appropriately reviews the performance of the CEO.

14. The Organization and Compensation Committee (the "OCC") regularly reviews the performance of the senior officers.

15. The Audit Committee regularly reviews the ethics of the conduct of the senior officers.

16. The OCC monitors performance and assures that correlation between executive pay and Company performance is regularly considered by the Board and/or the OCC.

17. The OCC reviews succession plans for the CEO and senior management and insures adequate channels of commitment through the executive session of the Board.

18. The OCC is appropriately involved in senior management selection.

19. The trigger level for Board or committee involvement in major business policies and decisions is meaningful and appropriate.

20. Taking everything into consideration involving the Board's performance, the Board's performance is appropriate for the Company considering its size and industry.

     The Corporate Governance Committee analyzed the numerical ratings, looking at both average and median scores, as well as the specific and overall comments provided, and then brought their findings to the meeting of the Board of Directors held in September 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

BY MANAGEMENT

     The following table sets forth information as of January 31, 1998 regarding the beneficial ownership of the Common Stock of the Company by each nominee, present directors of the Company, each of the executive officers named in the Summary Compensation Table and all of the directors and executive officers of the Company as a group. Except as described in footnote 4 below, no officer or director of the Company owns beneficially 1% or more of the Common Stock outstanding.

                                            SHARES OF      RIGHTS TO
                                           COMMON STOCK     ACQUIRE
                                           BENEFICIALLY    BENEFICIAL
            BENEFICIAL OWNER               OWNED(1)(2)    OWNERSHIP(3)     TOTAL
            ----------------               ------------   ------------   ---------
CLASS III DIRECTORS NOMINEES:
Handel E. Evans..........................       6,070                        6,070
Gavin S. Herbert.........................     716,624(4)                   716,624
Henry Wendt..............................      39,165                       39,165
Leslie G. McCraw(5)......................       4,085                        4,085
CLASS I DIRECTORS:
Howard E. Greene, Jr.....................       4,360                        4,360
Lester J. Kaplan, Ph.D...................      19,397        104,600       123,997
Louis T. Rosso...........................      48,171                       48,171
Leonard D. Schaeffer.....................       3,300                        3,300
CLASS II DIRECTORS:
Herbert W. Boyer, Ph.D...................       3,300                        3,300
Tamara J. Erickson.......................       3,940                        3,940
William R. Grant.........................      14,911                       14,911
David E.I. Pyott.........................      10,000                       10,000
OTHER NAMED EXECUTIVE OFFICERS
William C. Shepherd......................      99,471        515,000       614,471
Albert J. Moyer..........................       2,810         15,000        17,810
Francis R. Tunney, Jr....................      11,510         94,089       105,599
F. Michael Ball..........................       1,031          9,600        10,631
All current directors and executive
  officers
  (24 persons, including those named
  above).................................   1,054,724      1,152,424     2,207,148(6)

---------------

(1) In addition to shares held in the individual's sole name, this column includes shares held by the spouse of the named person and shares held in various trusts. This column also includes, for employees, shares held in trust for the benefit of the named party or group in the Company's Savings and Investment Plan and the Employee Stock Ownership Plan as of December 31, 1997.

(2) In addition to the beneficial ownership amounts described in the preceding footnote, the Directors listed below elected to defer all or a portion of their annual retainer and meeting fees, with such deferred amounts treated as having been invested in Common Stock of the Company. As of January 31, 1998, such amounts constitute the economic equivalent of the following numbers of shares of Common Stock:

                                             ECONOMIC EQUIVALENT
                                              NUMBER OF SHARES
                                             -------------------
Herbert W. Boyer...........................         1,290
Tamara J. Erickson.........................         5,396
Handel E. Evans............................         9,748
William R. Grant...........................        10,727
Howard E. Greene, Jr.......................         4,934
Leslie G. McCraw...........................         9,139
Louis T. Rosso.............................         7,319
Leonard D. Schaeffer.......................         3,529
Henry Wendt................................         9,494

(3) Shares which the party or group has the right to acquire within 60 days after January 31, 1998 upon the exercise of stock options.

(4) Includes 185,440 shares held in two trusts for which Mr. Herbert serves as co-trustee and in which he or his sister has a beneficial interest, as well as 37,000 shares held in a limited liability company which is owned by a charitable remainder trust in which Mr. Herbert has a pecuniary interest. Represents 1.1% of the shares outstanding as of January, 31, 1998.

(5) Mr. McCraw is currently a Class III Director but is not a nominee for re-election. He will retire in April, 1998.

(6) Represents 3.3% of the shares outstanding as of January 31, 1998.

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock.

                                                                   SHARES          PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNERS             BENEFICIALLY OWNED    OF CLASS
           -------------------------------------             ------------------    --------
Swiss Bank Corporation and Brinson Partners, Inc...........      6,101,710(1)        9.4%
  209 South LaSalle Street
  Chicago, Illinois 60604-1295
State Farm Mutual Automobile Insurance Company and its
  Related Entities.........................................      3,982,900(2)        6.1%
  One State Farm Plaza
  Bloomington, Illinois 61710
Wellington Management Company, LLP.........................      3,896,800(3)        6.0%
  75 State Street
  Boston, MA 02109
Certain Fidelity funds.....................................      3,354,672(4)        5.1%
  82 Devonshire Street
  Boston, MA 02109-3614

---------------

(1) Based on a Schedule 13G, dated February 11, 1998, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(2) Based on a Schedule 13G, dated January 23, 1998, filed with the Securities and Exchange Commission by State Farm Mutual Automobile Insurance Company on behalf of itself and related entities.

(3) Based on a Schedule 13G, dated January 12, 1998, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(4) Based on a Schedule 13G, dated February 14, 1998, filed with the Securities and Exchange Commission by FMR Corp. on behalf of itself and related entities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the compensation for the Company's Chief Executive Officer and the four most highly paid executive officers other than the CEO for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                      COMPENSATION AWARDS
                                                     ANNUAL         -----------------------
                                                  COMPENSATION      RESTRICTED   SECURITIES       ALL
                                                -----------------     STOCK      UNDERLYING      OTHER
                                                SALARY     BONUS     AWARD(S)     OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR   ($)(2)    ($)(3)      ($)(4)        (#)          ($)(5)
      ---------------------------        ----   -------   -------   ----------   ----------   ------------
William C. Shepherd,                     1997   686,667   180,000                  61,000        15,270
  Chairman of the Board,                 1996   646,667   170,000                  80,000        16,389
  President & CEO(1)                     1995   605,000   160,000                  65,000        18,798
Lester J. Kaplan, Ph.D.,                 1997   283,433   135,000                  24,000        13,318
  Corporate Vice President,              1996   264,943   100,000                  31,200        13,224
  Science and Technology                 1995   249,916    80,000                  24,000        13,991
Albert J. Moyer,                         1997   279,667    70,000                  16,000         7,038
  Corporate Vice President and CFO       1996   263,751    85,000                  20,000         6,773
                                         1995   105,132    30,000     59,500       20,000         5,903
Francis R. Tunney, Jr.,                  1997   274,650    70,000                  16,000         7,911
  Corporate Vice President,              1996   258,576    85,000                  20,000         8,227
  General Counsel and Secretary          1995   243,582    80,000                  16,000         7,844
F. Michael Ball,                         1997   255,500    60,000                  44,400        37,677
  Corporate Vice President and           1996   225,779    27,000                  28,400        58,615
  President, North America Region

---------------
(1) Mr. Shepherd retired as a director and executive officer effective January 1, 1998.

(2) The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(3) The amounts shown represent bonus performance awards which were paid in February of the following year under the Company's Management Bonus Plan for services rendered during the fiscal year indicated.

(4) All shares of restricted stock vest, in whole, in four years and receive non-preferential dividends. The amounts shown in the table represent the value of the restricted stock awards on the date of grant. The following number of restricted shares (and the value based on the closing price of the stock on December 31, 1997) were held by each of the named executives as of December 31, 1997: Mr. Moyer, 2,000 ($67,125), and Mr. Ball, 400 ($13,425).

(5) The total amounts shown in this column for the 1997 fiscal year consist of Company contributions to the Allergan, Inc. Savings and Investment Plan ("SIP") and the Allergan, Inc. Employee Stock Ownership Plan ("ESOP"), the cost of term life insurance and term executive post-retirement life insurance premiums ("Ins") payment in lieu of vacation ("Vac"), and sign-on bonuses as follows:

                            SIP       ESOP      INS       VAC      SIGN-ON BONUS
                           ------    ------    ------    ------    -------------
Mr. Shepherd.............  $2,375    $2,930    $9,965        --            --
Dr. Kaplan...............   4,000     2,930       907    $5,481            --
Mr. Moyer................   4,000     2,930       108        --            --
Mr. Tunney...............   4,000     2,930       981        --            --
Mr. Ball.................   3,749     2,930       998        --       $30,000

STOCK OPTIONS

     The following table shows information regarding stock options granted to the named executive officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER OF
                             SECURITIES      % OF TOTAL
                             UNDERLYING       OPTIONS
                              OPTIONS        GRANTED TO    EXERCISE OR                 GRANT DATE
                              GRANTED       EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
          NAME                 (#)(1)       FISCAL 1997     PER SHARE       DATE      VALUE ($)(2)
          ----             --------------   ------------   -----------   ----------   ------------
William C. Shepherd......      61,000           4.1%         $27.00       4/22/07       815,735
Lester J. Kaplan, Ph.D...      24,000           1.6%         $27.00       4/22/07       320,945
Albert J. Moyer..........      16,000           1.1%         $27.00       4/22/07       213,963
Francis R. Tunney, Jr....      16,000           1.1%         $27.00       4/22/07       213,963
F. Michael Ball..........      16,000           1.1%         $27.00       4/22/07       213,963

---------------

(1) All options disclosed above were granted pursuant to the 1989 Incentive Compensation Plan (the "Incentive Plan") on April 22, 1997 and become exercisable 25% per year beginning April 22, 1998. The exercise price and the tax withholding obligations related to exercise may be paid by delivery of already-owned shares. The Incentive Plan grants broad discretion to change material terms, including the acceleration of vesting upon a "Change in Control." See "Change in Control and Severance Arrangements" on page 19.

(2) Based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. With respect to the 1997 option grants, the following assumptions were used in the Black-Scholes model: market price of stock, $27; exercise price of option, $27; expected stock volatility, 44% (based on ten-year volatility); risk-free interest rate, 6.9% (based on the 10-year zero coupon rate); expected life, ten years; dividend yield, 1.9%.

OPTION EXERCISES AND HOLDINGS

     The following table shows stock option exercises by the named executive officers during 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               SHARES                           AT 12/31/97(#)              AT 12/31/97 ($) (1)
                             ACQUIRED ON      VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ------------   -----------   -------------   -----------   -------------
William C. Shepherd........    13,632        187,372        346,250        168,750       3,757,868       783,944
Lester J. Kaplan, Ph.D.....     2,182         17,430        104,600         63,400       1,126,673       278,760
Albert J. Moyer............        --             --         15,000         41,000          38,125       143,125
Francis R. Tunney, Jr......    16,364        171,666         94,089         43,000       1,044,013       202,510
F. Michael Ball............        --             --          9,600         34,800          29,688       134,688

---------------

(1) Based on the closing price of $33.5625 on the New York Stock Exchange of the Company's Common Stock.

                         DEFINED BENEFIT PENSION PLANS

     The Company has a defined benefit retirement plan (the "Pension Plan") which provides pension benefits to U.S. employees, including officers, based upon the average of the highest 60 consecutive months of eligible earnings ("Final Average Pay") and years of service integrated with covered compensation as defined by the Social Security Administration.

     Allergan also has two supplemental retirement plans ("SRP") for certain employees, including officers. These plans pay benefits directly to a participant to the extent benefits under the Pension Plan are limited by certain Internal Revenue Code provisions.

     The following table illustrates the annual combined retirement benefits payable under the retirement plans based on an age 62 retirement. If an employee elects a benefit for his or her surviving spouse, the retirement benefit for the employee is reduced to reflect this additional coverage.

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
   FINAL     --------------------------------------------------------------------------
  AVERAGE
    PAY         15         20         25         30         35         40         45
  --------   --------   --------   --------   --------   --------   --------   --------
  $200,000     49,200     65,500     81,900     98,300    114,700    119,700    124,700
  $250,000     62,100     82,800    103,600    124,300    145,000    151,200    157,500
  $300,000     75,100    100,100    125,200    150,200    175,300    182,800    190,300
  $350,000     88,100    117,400    146,800    176,200    205,500    214,300    223,000
  $400,000    101,100    134,700    168,400    202,100    235,800    245,800    255,800
  $500,000    127,000    169,300    211,700    254,000    296,400    308,900    321,400
  $600,000    153,000    203,900    254,900    305,900    356,900    371,900    386,900
  $700,000    178,900    238,500    298,200    357,800    417,500    435,000    452,500
  $800,000    204,900    273,100    341,400    409,700    478,000    498,000    518,000
  $900,000    230,800    307,700    384,700    461,600    538,600    561,100    583,600

     The benefits shown are computed as a single life annuity beginning at age 62 with no deduction for Social Security or other offset amounts. Eligible earnings include basic salary and bonuses earned during the year. Unreduced benefits are payable at age 62, but employees may continue employment beyond then and earn additional retirement benefits. Credited years of service at normal retirement for the individuals named in the compensation table would be as follows: Mr. Shepherd, 34 years; Dr. Kaplan, 29 years; Mr. Moyer, 10 years; Mr. Tunney, 30 years; and Mr. Ball, 22 years.

                  CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

     The Company has entered into agreements with each of its executive officers and certain other executives which provide certain benefits in the event of a change in control of the Company. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his or her employment, the executive is entitled to a severance payment equal to one, two or three (depending on the executive in question) times (i) such executive's highest annual salary rate within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive under the Company's Management Bonus Plan. In addition, the executive is entitled to the continuation of all employment benefits for a one-, two- or three-year period (depending on the executive in question), the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset the impact of any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law. The multiple of salary and bonus (as calculated above) and the number of years of continued coverage of other benefits are as follows: David E.I. Pyott, who became the CEO in January
1998 -- three years; Messrs. Kaplan, Tunney, Moyer and Ball, and six other corporate vice presidents -- two years; other covered executives (28 persons) -- one year.

     In addition, the Company's SRP, Incentive Plan, Savings and Investment Plan, Employee Stock Ownership Plan, Management Bonus Plan and Nonemployee Director Stock Plan each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of the Company. For such purposes a change in control is deemed to occur upon the acquisition by any person of 50% or more of the combined voting power of the Company's then outstanding voting securities, a change in composition of a majority of the Board of Directors unless approved by incumbent directors, and certain other acquisition related events.

     The Organization and Compensation Committee has approved a severance pay policy for Corporate Officers whose employment is terminated as a result of a reduction in force, unacceptable performance or sale of a business unit where the Corporate Officer is not offered similar employment with the acquiring company. The amount of severance pay depends upon the Corporate Officer's years of service with the Company. For Corporate Officers having 15 or more years of service, the payment and benefits are substantially consistent with those provided pursuant to their Change in Control Agreements described above. For Corporate Officers having between eight and 14 years of service, the severance pay is between 22 and 26 months of base salary, depending upon the actual full years of service, with no additional benefits other than health care coverage during the severance pay period. For Corporate Officers having between zero and seven years of service, the severance pay is between 14 and 15 1/2 months of base salary, depending upon the actual full years of service, with no additional benefits other than health care coverage during the severance pay period.

     William C. Shepherd retired from the Company on January 1, 1998. Pursuant to the terms of a letter agreement between Mr. Shepherd and Allergan regarding Mr. Shepherd's retirement, Allergan has agreed to pay Mr. Shepherd severance payments totaling $3,210,000, on a semi-monthly basis, during the period commencing January 1, 1998 and ending 36 months following such date (the "Severance Pay Period"). In partial consideration of such severance payments, Mr. Shepherd has agreed to provide consulting services to Allergan as requested by Allergan's Chief Executive Officer for up to a maximum of 50 days per year during the Severance Pay Period. In addition, pursuant to the terms of the letter agreement, the vesting of all of Mr. Shepherd's outstanding unvested options was accelerated as of January 1, 1998. Such options are exercisable by Mr. Shepherd at any time prior to the earlier of (a) January 1, 2003 or (b) the expiration of any such options in accordance with their terms. Under the terms of the letter agreement, Allergan has also agreed to provide Mr. Shepherd with continued medical, dental, group term life, disability and flexible spending account benefits, continued pension benefit accruals and other miscellaneous perquisites and benefits during the Severance Pay Period.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

     As members of the Organization and Compensation Committee, it is our duty, pursuant to our charter to: administer the Company's Management Bonus Plan and the 1989 Incentive Compensation Plan; review and adjust base compensation levels; evaluate performance; and consider and approve management succession for corporate officers.

     Allergan's executive compensation programs are designed to attract, motivate, and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs support the goal of increasing shareholder value of the Company by achieving specific financial and strategic objectives.

     Allergan's executive compensation programs are designed to provide:

     - levels of base compensation that are competitive with comparable pharmaceutical and diversified health care companies;

     - annual incentive compensation that varies in a consistent manner with achievement of individual objectives and financial performance objectives of the Company; and

     - long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

BASE SALARY

     Base salary, as well as bonus, is targeted at the 50th percentile level, consistent with comparable pharmaceutical and diversified health care companies. The Company's Compensation Department, in an effort to obtain a broad base of data, participates in a number of salary surveys and obtains commercially available surveys. In conducting its analysis, the Company attempts, when data is available, to include data from companies included in the S&P Health Care (Diversified) Index and other S&P Health Care indices, as well as from companies subjectively considered comparable based on such factors as size, product lines, employment levels and market capitalization. For 1997, the executive salary structure adjustment and merit increase guidelines were based on commercially available surveys from the pharmaceutical and health care industries. Allergan's salary increase program is designed to reward individual performance consistent with the Company's overall financial performance in the context of competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

THE MANAGEMENT BONUS PLAN

     The Management Bonus Plan is designed to reward management-level employees for their contributions to individual and corporate objectives. Each eligible employee's award is expressed as a percentage of the participant's year end base salary. Bonus targets begin at 10% for managers and range from 30% to 60% for executive officers, it being the Committee's compensation philosophy that increasing portions of compensation should be "at risk" for those employees with greater influence on corporate results. Individual performance is measured against objectives that reflect what executives must do in order for Allergan to meet its short- and long-term business goals. A participant's individual bonus target award may be modified from 0% to 150%. In general, each eligible employee sets for himself or herself (subject to his or her supervisor's review and approval or modification) a number of objectives for the coming year and then receives an evaluation of performance against these objectives as a part of the year-end compensation review process. The individual objectives vary considerably in detail and subject matter. Examples of objectives identified by executive officers for 1997 included identifying and pursuing new business opportunities, obtaining regulatory approvals for new products as well as new indications for existing products, introducing new products into designated markets, identifying and implementing cost reduction measures and increasing the Company's presence in a number of geographic areas, particularly emerging markets in Asia. This information (or summaries thereof) is generally considered by the Committee in an evaluation of overall performance of the executive officers for purposes of determining the actual bonus.

     The Individual Objective component accounts for 75% of target bonus for non-officers and 50% for officers.

     The Corporate Financial component is funded according to the achievement of a pre-established 1997 Earnings Per Share ("EPS") Range.

     The EPS Target is based on corporate objectives established as part of the annual operating plan process which includes a review of peer group company performance. The bonus target for the Corporate Financial component is set at 100% when 100% of operating plan objectives for EPS is achieved.

     For 1997, the EPS result was below the 1997 EPS Range, yielding no bonus from the Corporate Financial component. Therefore, the Committee only approved funding for payment of bonuses based on the achievement of the Individual Objective component.

     The following illustrates the bonus determination process used for 1997:

        Employee's       Individual      Corporate       Individual        Individual
          Bonus          Objective   +   Financial       Performance         Bonus
          Target         Component       Component       Achievement       Percentage
                     X                               X                 =
  e.g.     35%              75%      +      0%              100%             26.3%

     For bonus year 1997, the Committee approved a total bonus fund of approximately $6.3 million for approximately 500 participating employees.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

     Total cash compensation is set competitively at the 50th percentile, as described in the section titled Base Salary, above, when annual operating plans and targets are achieved. Top-quartile cash compensation can be attained only if business results significantly exceed the operating plan.

INCENTIVE COMPENSATION PLAN

     The 1989 Incentive Compensation Plan (the "Incentive Plan") authorizes the granting of various stock-based incentive awards to officers and key employees of the Company and its subsidiaries. The plan has been designed to:

     - focus attention on building shareholder value through meeting longer-term financial and strategic goals;

     - link management's financial success to that of the shareholders via broad-based participation of Allergan management employees (approximately 300 managers received grants in 1997);

     -  balance long-term with short-term decision making; and

     -  encourage and create ownership and retention of the Company's stock.

STOCK PRICE INCENTIVE PLAN

     The Board of Directors approved the Stock Price Incentive Plan ("SPIP") effective January 1, 1998, subject to the approval of the Company's stockholders at this annual meeting. The SPIP is designed to focus those executives at the Corporate Vice President or higher level on specific strategic performance targets and reward for the achievement of specified stock price goals.

     There are two levels of performance. If the stock price reaches $50 per share for 20 consecutive trading days (as measured by the closing price on the NYSE) within the three-year performance period, each participant would receive 100% of base salary. If the stock price reaches $60 under the same criteria, each participant would receive 200% of base salary. Payments at each achievement level are cumulative and can be paid in any year during the three-year period. Payments, if any, can be made in cash or Allergan Common Stock at the discretion of the Committee. The Proposal to approve the SPIP begins on page 25.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors." Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period.

     All members of the Committee qualify as outside directors. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and is in the best interests of Allergan and its stockholders.

     The 1989 Incentive Compensation Plan, as amended, approved by the stockholders in April 1996, was designed to meet the performance-based criteria of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Allergan, Inc. Stock Price Incentive Plan, approved by the Board of Directors subject to the approval of the Company's stockholders at this annual meeting, is also designed to meet such performance-based criteria.

COMMITTEE ACTIVITIES

     In 1997, the Committee had five formal meetings as well as many interim discussions. The following summarizes the Committee's major activities:

     -  Recruited the new President and Chief Executive Officer, David E.I.
Pyott.

     -  Evaluated CEO performance.

     - Reviewed and determined 1997 salary increases for each corporate officer based on the officer's performance.

     - Determined 1996 management bonus awards for corporate officers based on assessment of their performance against objectives. Approved the 1997 Management Bonus Plan's corporate financial objective.

     - Reviewed and recommended 1997 stock awards for executive officers as well as for other participants, totaling approximately 300.

     -  Reviewed management development and succession plans.

     - Recommended approval of the Stock Price Incentive Plan to the Board of Directors.

     - Recommended the election of 1997 corporate officers and the designation of executive officers covered under Section 16 of the Securities Exchange Act of 1934.

     - Reviewed executive stock ownership compared to the executive stock ownership requirements established by the Committee. The President and Chief Executive Officer is expected to hold five times his salary in Company stock; and the guideline for corporate vice presidents is two times salary.

     - Reviewed Pension Plan, Employee Stock Ownership Plan and Savings and Investment Plan funding levels.

     The Company, with the approval of the Committee, has retained the services of Towers Perrin, a Human Resources consulting firm, since 1989 to provide advice and review the reasonableness of compensation paid to executive officers of the Company. As part of its services, Towers Perrin reviewed and, as appropriate, provided recommendations with respect to the Stock Price Incentive Plan and Management Bonus Plan.

SALARY INCREASES

     The named executive officers, other than the CEO, who had just retired, received an average increase of 4.0% effective February 1, 1998 to reflect performance and contributions.

MANAGEMENT BONUS PLAN AWARDS

     At the January 1998 meeting, the Committee approved bonus awards for executive officers, as described above.

     Mr. Shepherd, the former CEO, received a Management Bonus Plan award of $180,000, based on the Committee's assessment of Mr. Shepherd's achievements of his objectives for the year. The Committee noted particularly the smooth transition of leadership from Mr. Shepherd, prior to his retirement, to Mr. Pyott and Dr. Boyer, the support that had been provided to the Research and Development activities of the Company and Mr. Shepherd's willingness to support the Europe/Africa/Middle East Region as part of his consulting role following his retirement.

LONG-TERM INCENTIVE GRANTS

     At the April 1997 meeting, the Committee considered long-term incentive grants for each of the executive officers of the Company. The guidelines for each grade level are set periodically based upon a comparison of Allergan to survey data for over 200 companies prepared and analyzed by Towers Perrin in order to approximate the 75th percentile level compensation if the Company is successful and that success results in increased stock prices. Although information with respect to previous grants is considered by the Committee, awards made in 1997 to executive officers were not affected in any significant way by awards made in previous years.

     The former CEO received 61,000 non-qualified stock options in April 1997, which was equal to the guideline amount for the position. The Committee was influenced by, among other things, Mr. Shepherd's leadership in introducing new products.

     In the case of each of the other named executives, the stock award was within the Company's guideline and reflects the assessment of individual performance as well as the performance of the Company as discussed in the previous paragraph. In determining the specific award to the CEO and each of the other named executives, the Committee considers a mix of individual and corporate performance achievements, without attributing relative weights to the various factors considered.

                                          Organization and Compensation
                                          Committee,

                                          Mr. William R. Grant, Chairman
                                          Mrs. Tamara J. Erickson
                                          Mr. Handel E. Evans
                                          Mr. Leslie G. McCraw

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. There are no compensation committee interlocks between the Company and other entities involving Allergan executive officers and Allergan Board members who serve as executive officers of such other entities.

     Pharmaceutical Marketing Services Inc., of which Handel E. Evans, a director of the Company and a member of the Organization and Compensation Committee, is the Chairman and an executive officer, provided pharmaceutical marketing research data to the Company during 1997 for which the Company paid approximately $654,200 in the aggregate. Source Informatics, Inc., of which Mr. Evans was a director, Chairman and executive officer, provided pharmaceutical marketing research data to the Company during 1997 for which the Company paid $1,471,000 in the aggregate.

     The Company believes that these transactions were made on terms no less favorable than that which could have been received by unaffiliated third parties. The Company also believes that these transactions were not material to the Company or to the companies with which the Director is affiliated.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the S&P Health Care (Diversified) Index for the period beginning December 31, 1992 and ending December 31, 1997. The graph assumes that all dividends have been reinvested.

        Measurement Period                                                   S&P Health Care
      (Fiscal Year Covered)             Allergan             S&P 500           Diversified
Dec-92                                     100                 100                 100
Dec-93                                      89                 110                  95
Dec-94                                     113                 112                 111
Dec-95                                     131                 153                 164
Dec-96                                     146                 188                 207
Dec-97                                     140                 251                 302

                                APPROVAL OF THE
                   ALLERGAN, INC. STOCK PRICE INCENTIVE PLAN

                                   PROPOSAL 2

GENERAL

     The Company's Board of Directors has approved the Stock Price Incentive Plan (the "SPIP"), subject to approval by the Company's stockholders. The following is a summary of the principal terms of the SPIP and is qualified by and subject to the actual provisions of the form of the SPIP attached to this Proxy Statement as Exhibit A.

     The purpose of the SPIP is to provide a means of paying incentive compensation to certain key management employees who contribute materially to the success of the Company. By relating incentive rewards of certain key management employees to increases in market price of the Company's Common Stock, the Company will be in a position to provide additional motivation and to reward extraordinary performance by making those employees most responsible for such performance participants in the Company's success and to better align their interests with the interests of the Company's stockholders.

     The officers of the Company at the corporate vice president or higher level are eligible to be participants under the SPIP. The Company currently has 10 officers at the corporate vice president or higher level. Participants will be selected by the committee administering the SPIP from among those persons eligible. New participants added during the period from January 1, 1998 through December 31, 1998 will participate in the SPIP without proration. New participants added during the period from January 1, 1999 through December 31, 1999 will participate in the SPIP on the basis of a 50% proration. No new participants may be added during the third calendar year of the SPIP.

     A person will cease to be a participant upon the earlier of such person's
(i) death, (ii) retirement, or (iii) termination of eligibility as a participant (including termination of employment). The participant must be an employee of the Company on the date of the relevant goal achievement in order to receive any dollar amount awarded to a participant ("Incentive Compensation") pursuant to the SPIP with respect to that goal achievement.

ADMINISTRATION, AMENDMENT AND TERMINATION OF THE SPIP

     The SPIP is administered by the Company's Organization and Compensation Committee of the Board of Directors (the "Committee"), which is comprised solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Subject to the express provisions of the SPIP, the Committee has the authority to interpret the SPIP, to determine the terms and conditions of Incentive Compensation, to make all determinations necessary or advisable for the administration of the SPIP and to prescribe, amend and rescind rules and regulations for the administration of the SPIP.

     The Board of Directors may terminate the SPIP or modify or amend the SPIP from time to time in such respects as it deems advisable. Unless the SPIP shall theretofore have been terminated, it will automatically terminate on December 31, 2000 and the Committee will not have authority to award Incentive Compensation after December 31, 2000. No termination or amendment of the SPIP will reduce the amount of the benefit which a participant has already become entitled to under the SPIP, unless such participant consents to such reduction.

INCENTIVE COMPENSATION

     In the event that the closing price of the Company's Common Stock on the New York Stock Exchange as reported in the Wall Street Journal (the "Stock Price") is $50.00 per share (adjusted appropriately for any stock splits, reverse stock splits or stock dividends) (the "First Goal") for twenty (20) consecutive trading days at any time during the period beginning January 1, 1998 and ending December 31, 2000 (the "Performance Period"), each participant in the SPIP will be entitled to an Incentive Compensation payment equal to 100% of such participant's base salary as of such twentieth day; provided, however, if (i) the First Goal is achieved for ten (10) or more consecutive trading days but less then the required twenty (20) consecutive trading days and (ii) the Committee makes a good faith determination that the failure to sustain the First Goal for the required twenty (20) consecutive trading day period was predominately due to factors external to the Company's performance, then each participant will be entitled to an Incentive Compensation payment equal to 100% of such participant's base salary as of such twentieth day. There may not be more than one (1) First Goal attained during the Performance Period.

     In the event that the Stock Price is $60.00 per share (adjusted appropriately for any stock splits, reverse stock splits or stock dividends) (the "Second Goal") for twenty (20) consecutive trading days at any time during the Performance Period, each participant shall be entitled to an Incentive Compensation payment equal to 200% of such participant's base salary as of such twentieth day; provided, however, if (i) the Second Goal is achieved for ten
(10) or more consecutive trading days but less then the required twenty (20) consecutive trading days and (ii) the Committee makes a good faith determination that the failure to sustain the Second Goal for the required twenty (20) consecutive trading day period was predominately due to factors external to the Company's performance, then each participant will be entitled to an Incentive Compensation payment equal to 200% of such participant's base salary as of such twentieth day. There may not be more than one (1) Second Goal attained during the Performance Period.

FORM OF PAYMENT AND SECURITIES SUBJECT TO SPIP

     The Committee has the discretion to determine whether the Incentive Compensation will be paid in cash as a lump sum, in Common Stock of the Company or in any combination thereof. If the Committee elects to pay Incentive Compensation in the Common Stock of the Company, in whole or in part, such Common Stock will be valued at the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange as reported in the Wall Street Journal for the day on which the Committee makes such election. All Incentive Compensation will be paid within thirty (30) days of the Committee's determination that Incentive Compensation will be paid in accordance with the provisions of the SPIP, unless deferred by the participant in accordance with any applicable program for deferring incentive compensation under which such participant has made a valid election to defer all or part of such award.

     Any Common Stock to be issued under the SPIP will be made available, at the discretion of the Board of Directors, either from authorized but unissued shares or from shares held in treasury.

DEATH OR TERMINATION OF EMPLOYMENT

     In the event that a participant has amounts payable as Incentive Compensation under the SPIP and dies prior to the payment of such amounts, the amounts payable at the time of the participant's death will be paid to the participant's beneficiary or, if no beneficiary was designated by the participant, to the participant's estate.

     In the event that a participant has amounts payable as Incentive Compensation under the SPIP and retires or is no longer eligible to be a participant prior to the payment of such amounts, the amounts payable at the time the participant retires or at the time the participant's eligibility changes will be paid to the participant.

CHANGE IN CONTROL

     As of the effective time and date of any "change in control," the SPIP and the participant's rights thereunder will automatically terminate, the Committee will not have authority to award Incentive Compensation and no Incentive Compensation will be paid, provided that if (i) the Committee previously determined that Incentive Compensation should be paid in accordance with the terms of the SPIP and such Incentive Compensation has not yet been paid in accordance with the terms of the SPIP or (ii) the value of the per share "change in control" consideration to be received by the Company's stockholders in such "change in control" transaction, as determined in good faith by the Committee, equals or exceeds the First Goal or the Second Goal, then the applicable Incentive Compensation will be paid prior to or at the effective time of the "change in control." A "change in control" for this purpose occurs if: (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding voting securities;
(ii) a change occurs in the majority of the incumbent directors (except for changes approved by such members); (iii) a merger or other business combination involving the Company is approved by the stockholders (other than a merger or other transaction in which (A) the Company's stockholders immediately prior to such transaction would continue to own 50% or more of the outstanding voting securities of the Company or successor after the transaction is consummated and
(B) no person or group becomes a 50% or more beneficial owner of Company voting securities); or (iv) a plan of complete liquidation or the sale of all or substantially all of the Company's assets is approved by the stockholders.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting of stockholders and entitled to vote is required for approval of the SPIP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE SPIP.

               APPROVAL OF THE AMENDMENT TO THE 1989 NONEMPLOYEE
                              DIRECTOR STOCK PLAN

                                   PROPOSAL 3

GENERAL

     The Company's Board of Directors has approved an amendment to the Company's 1989 Nonemployee Director Stock Plan ("Director Plan"), subject to approval by the Company's stockholders at this meeting. The Director Plan was adopted in 1989 and was amended with stockholder approval in 1994 and 1996. The proposed amendment will increase the number of shares of restricted stock which will be awarded to each nonemployee director upon initial election or appointment as well as upon each subsequent re-election and will change the number of shares of stock which will vest as of the date of each subsequent regular meeting of stockholders at which any directors are to be elected. In addition, the proposed amendment will allow for a one-time grant of 5,000 shares of restricted stock to be awarded to Dr. Herbert W. Boyer as a part of his director compensation for his service, beginning in January 1998, as the Company's Chairman of the Board. Dr. Boyer is not now, and never has been, an employee of the Company.

     Currently, the Director Plan provides for an award to each nonemployee director upon initial election or appointment as well as upon each subsequent re-election of 600 shares multiplied by the number of years, including any partial year as a full year for this purpose, of the applicable term of office to be served. Grants of restricted stock made on and after such annual meeting vest in equal installments of 600 shares as of the date of each subsequent regular annual meeting of stockholders at which any directors are to be elected. The proposed amendment, if approved, will implement the following changes: (i) increase the number of shares of restricted stock which will be awarded to each nonemployee director upon initial election or appointment as well as upon each subsequent re-election to 900 shares multiplied by the number of years, including any partial year as a full year for this purpose, of the applicable term of office to be served; and (ii) modify the vesting schedule to provide that grants of restricted stock made on and after such annual meeting will vest in equal installments of 900 shares as of the date of each subsequent regular annual meeting of stockholders at which any directors are to be elected; and will authorize a one-time grant of 5,000 shares of restricted stock to Dr. Boyer, effective on the date of this annual meeting and vesting at the rate of 1,667, 1,666 and 1,666 shares at the annual meetings of stockholders in 1999, 2000 and 2001, respectively.

     The primary purpose of the proposed amendments to the Director Plan is to increase the number of shares included in the automatic grants to nonemployee directors in order to keep the total package of nonemployee director compensation competitive with comparable publicly-traded companies.

     A description of the principal features of the Director Plan, as proposed to be amended, is set forth below.

PURPOSE AND ELIGIBILITY

     The purpose of the Director Plan is to enable the Company to attract and retain the services of experienced and knowledgeable nonemployee directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the nonemployee directors in the Company.

     Only members of the Board of Directors of the Company who are not employees of the Company or of a parent or subsidiary corporation of the Company are eligible to receive awards under the Director Plan. The Company currently has ten nonemployee directors, including Mr. McCraw who is retiring from the Board of Directors in April 1998.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Director Plan is administered by the Board of Directors ("Board"). The Board, in its absolute discretion, may at any time and from time to time delegate to a committee of three or more persons appointed by the Board, all or any part of the authority, powers and discretion of the Board under the Director Plan.

     The Board may at any time amend, suspend, or terminate the Director Plan, provided that (i) no such action shall deprive the holder of a restricted stock award under the Director Plan of such award without the consent of such holder;
(ii) the nondiscretionary manner in which restricted stock awards are made to nonemployee directors under the Director Plan shall not be modified or amended (provided that the number of shares to be included in each automatic grant may be changed with the approval of the stockholders); and (iii) stockholder approval is required for certain modifications including modifications to increase the maximum number of shares authorized under the Director Plan, to accelerate certain vesting schedules, to extend the duration of the Director Plan, to materially modify the eligibility requirements, or to materially increase the benefits accruing to recipients of awards under the Director Plan. Unless previously terminated as to authority to grant new awards, the Director Plan shall terminate on December 31, 1999.

RESTRICTED STOCK AWARDS

     Under the Director Plan, as proposed to be amended, upon election, re-election or appointment of a nonemployee director to the Board, such nonemployee director shall automatically be granted an award consisting of 900 shares of restricted stock multiplied by the number of years, including any partial year as a full year, which remain in the term of the person so elected, re-elected or appointed. In addition, Dr. Boyer will be granted an award of 5,000 shares of restricted stock on the date of approval of the amendment by the stockholders.

     Participants under the Director Plan are not required to pay any purchase price for the shares of Common Stock to be acquired pursuant to a restricted stock award, unless otherwise required under applicable law or regulations. Recipients of restricted stock are entitled to vote and to receive dividends on the shares subject to the award from the original date through the vesting date (at which time the recipient receives unrestricted ownership of the shares).

     The shares awarded under the Director Plan are subject to: restrictions on transferability; a vesting schedule; and a requirement that the certificates representing such shares must contain a restrictive legend. The Director Plan, as proposed to be amended, provides that, as of the date of each annual meeting of stockholders following the date of a restricted stock award, the vesting restrictions shall lapse and be removed with respect to 900 of the shares covered by such restricted stock award. In the event that a recipient of a restricted stock award under the Director Plan ceases to be a director for any reason other than death or total disability, all unvested shares acquired under the Director Plan by such recipient shall be returned to the Company. If a recipient of a restricted stock award under the Director Plan ceases to be a director because of death or total disability, the vesting restrictions shall lapse and be removed with respect to all shares acquired by such recipient under restricted stock awards pursuant to the Director Plan. In the event of a "change in control," the vesting restrictions shall lapse and be removed with respect to all shares acquired under restricted stock awards pursuant to the Director Plan. A "change in control" for this purpose occurs if: (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding voting securities; (ii) a change occurs in the majority of the incumbent directors (except for changes approved by such members); (iii) a merger or other business combination involving the Company is approved by stockholders (other than a merger or other transaction in which (A) the Company's stockholders immediately prior to such transaction would continue to own 50% or more of the outstanding voting securities of the Company or successor after the transaction is consummated and (B) no person or group becomes a 50% or more beneficial owner of Company voting securities); or (iv) a plan of complete liquidation or the sale of all or substantially all of the Company's assets is approved by stockholders.

SECURITIES SUBJECT TO DIRECTOR PLAN

     The shares of Common Stock to be delivered under the Director Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market. Under the Director Plan, the total number of shares of Common Stock which may be issued or transferred pursuant to an award of restricted stock under the Director Plan shall not exceed 100,000 shares. In addition, if, on or before termination of the Director Plan, any shares of Common Stock subject to an award of restricted stock shall not be issued or transferred and shall cease to be issuable or transferable for any reason, or if such shares shall have been reacquired by the Company pursuant to the restrictions imposed on such shares, the shares not so issued or transferred and shares so reacquired shall no longer be charged against such 100,000 share limit.

     The maximum number of shares issuable under the Director Plan, the number of shares to be included in each grant of restricted stock under the Director Plan, the number and kind of shares then subject to restrictions, and the repurchase price, if any, for each share of Common Stock subject to restrictions, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock).

     On February 27, 1998, the market price of the Company's Common Stock was $35.00 per share.

FEDERAL INCOME TAX CONSEQUENCES

     Under existing federal income tax provisions, a director who receives shares of restricted stock under the Director Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code")) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year of the grant or award. Such director will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date of such restrictions lapse (or the earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any. A director may elect, however, to include in income in the year of grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of grant. If this election is made, the director will ordinarily not be entitled to recognize any loss thereafter attributable to the shares as a result of forfeiture. This summary does not purport to be a complete statement of the law and does not cover tax consequences under foreign, state or local laws. In addition, unless an insider makes a valid election under
Section 83(b) of the Code, special rules may apply to insiders under Section 16(b) of the Securities Exchange Act of 1934.

     The table below summarizes certain information with respect to restricted stock awards under the Director Plan:

                               NEW PLAN BENEFITS

                 ALLERGAN 1989 NONEMPLOYEE DIRECTOR STOCK PLAN

                                            DOLLAR VALUE       NUMBER OF
                   NAME                      AT 12/31/97        SHARES
                   ----                     -------------      ---------
Nonemployee Directors Scheduled to Receive
  Grants in 1998..........................    $439,669(1)       13,100(2)

---------------

(1) Based on the closing price of $33.5625 on the New York Stock Exchange of the Company's Common Stock on December 31, 1997.

(2) Represents only the aggregate number of restricted shares which will automatically be awarded under the Director Plan to the three nonemployee directors who are Class III nominees for election at the 1998 annual meeting of stockholders as well as the grant of 5,000 shares of restricted stock to be awarded to Dr. Boyer as a part of his director compensation for his service, beginning in January 1998, as the Company's Chairman of the Board.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting of stockholders and entitled to vote is required for approval of the amendments to the Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1989 NONEMPLOYEE DIRECTOR STOCK PLAN.

                              STOCKHOLDER PROPOSAL

                                   PROPOSAL 4

     Approval of the Stockholder Proposal set forth below requires the affirmative vote of the majority of the votes which all stockholders present at the meeting are entitled to cast with respect to such proposal.

                STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

     John J. and/or Margaret R. Gilbert, trustees under the will of Minnie D. Gilbert, 29 East 64th Street, New York, NY 10021-7043 (which trust owns 43 shares) have notified the Company in writing that they intend to present the following resolution at the annual meeting:

     RESOLVED: That the stockholders of Allergan, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS

     California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

     The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the Board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. Further, Union Pacific is a good example having troubles with their freight shipments, which are backed up for a month. The merger with Southern Pacific is part of the excuse. Just last year, Union Pacific took away cumulative voting and put in a stagger system of electing directors.

     Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

     In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett Packard, a very successful company, has cumulative voting.

     Another reason to have cumulative voting is to see that we have some independent directors elected to the Board who will see that we end the stagger system of electing directors, which more and more companies are now properly doing.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

MANAGEMENT'S STATEMENT IN OPPOSITION

     The present system of voting for the election of directors, under which the holders of a majority of the shares elect a Board representing all stockholders, has served this Corporation, and other large publicly traded companies, very well and avoids the conflict created where a director is elected by a narrow constituency.

     The Board of Directors continues to believe that in a large publicly held company such as Allergan, each director should feel a responsibility to represent the stockholders as a whole and not any special group of stockholders. Directors elected through cumulative voting could regard themselves as representing only the special interests of the group that elected them. Cumulative voting could thus lead to partisanship among the directors that could tend to prevent harmonious, constructive relations among them, impede full and free discussion and make it difficult to obtain the services of outstanding individuals as directors.

     In the Board's opinion, the present method of electing directors, where each director is elected by majority vote of those present and voting, best assures that the directors will guide the affairs of the Company for the benefit of all stockholders.

     IT IS, THEREFORE, RECOMMENDED THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the stockholders' meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors selects the independent public accountants, typically during the third or fourth quarter of the fiscal year.

                                 ANNUAL REPORT

     The Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 1997, accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1999 proxy solicitation materials must, in addition to other applicable requirements, set forth such proposal in writing and send the proposal to the Secretary of the Company so that it is received on or before November 10, 1998.

                                 OTHER BUSINESS
PRESENTED BY MANAGEMENT

     As of the date of this Proxy Statement, management knows of no other matters to be brought before the stockholders at the annual meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

PRESENTED BY STOCKHOLDERS

     Pursuant to the Company's Restated Certificate of Incorporation only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 30 days nor more than 60 days prior to the meeting. If less than 40 days' notice or prior public disclosure of the meeting has been given to stockholders, then notice of the proposed business matter must be received by the Secretary not later than ten days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (c) the class and number of shares of the Company which are beneficially owned by the stockholder on the date of such stockholder notice and by other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (d) any material interest of the stockholder in such business.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                          [SIG]

                                          Francis R. Tunney, Jr.
                                          Secretary

March 17, 1998
Irvine, California

                                                                       EXHIBIT A

                                 ALLERGAN, INC.

                           STOCK PRICE INCENTIVE PLAN

                                   ARTICLE I

                              PURPOSE OF THE PLAN

The purpose of this Stock Price Incentive Plan (the "Plan") is to provide a means of paying incentive compensation to certain key management employees who contribute materially to the success of Allergan, Inc. (the "Company"). By relating incentive rewards of certain key management employees to increases in market price of the Company's common stock, the Company will be in a position to provide additional motivation and to reward extraordinary performance by making those employees most responsible for such performance participants in the Company's success and to align their interests with the interests of the Company's stockholders.

                                   ARTICLE II

                        EFFECTIVE DATE AND TERM OF PLAN

     2.1 Effective Date of Plan. This Plan is adopted by the Committee effective as of January 1, 1998, subject to stockholder approval. In the event any Goal is achieved prior to the date of stockholder approval, the Committee shall pay the amounts due to Participants under this Plan after such stockholder approval is obtained along with interest at the prime rate from the latest time such amounts otherwise would have been due to the Participants under this Plan.

     2.2 Amendment and Termination of Plan. The Board may terminate this Plan or modify or amend this Plan from time to time in such respects as it shall deem advisable. Unless this Plan shall theretofore have been terminated as herein provided, the Plan shall automatically terminate on December 31, 2000 and the Committee shall not have authority to award Incentive Compensation after December 31, 2000. No termination or amendment of this Plan under this Section
2.2 shall reduce the amount of the benefit which a Participant has already become entitled to under Article 5, unless such Participant consents to such reduction.

                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN

     3.1. Administration. This Plan shall be administered by the Company's Organization and Compensation Committee of the Board of Directors (the "Committee"). The Committee shall be comprised solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. No member of the Committee may, while serving on the Committee, also be a Participant in this Plan. The Committee shall administer this Plan in accordance with its terms.

     3.2 Authority of the Committee. Subject to the express provisions of this Plan, the Committee has the authority to interpret this Plan, to determine the terms and conditions of Incentive Compensation, to make all determinations necessary or advisable for the administration of this Plan, to prescribe, amend and rescind rules and regulations for the administration hereof as it may deem desirable, and otherwise to carry out the terms of this Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding. Any action taken by, or inaction of, the Committee relating to this Plan shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all persons, subject only to compliance with the express provisions hereof.

     3.3 Organization and Operation of Committee. The Committee shall act by a majority vote of its members or by unanimous written consent of its members. The Committee may authorize any one or more of its members or any specifically designated officer of the Company to execute any document or documents on behalf of the Committee. The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

     3.4 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any opinion or report made by the independent public accountants of this Company and upon any other opinions, reports or information furnished in connection with this Plan by any accountant, counsel, or other specialist (including financial officers of the Company). In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such opinion, report or information or for any action, or failure to act, if in good faith.

     3.5 Records and Reports. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of this Plan.

     3.6 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

     3.7 Governing Law. This Plan shall be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE IV

                   ELIGIBILITY AND PARTICIPATION IN THE PLAN

     4.1 Eligibility. To be eligible as a Participant under this Plan, an employee must be an officer of the Company at the corporate vice president (Grade 13) or higher level.

     4.2 New Participants. Participants shall be selected by the Committee from among those persons who become eligible under Section 4.1. New Participants added during the period from January 1, 1998 through December 31, 1998 shall participate in this Plan without proration. New Participants added during the period from January 1, 1999 through December 31, 1999 shall participate in this Plan on the basis of a 50% proration. No new Participants may be added during the third calendar year of this Plan.

     4.3 Duration of Participation. A person shall become a Participant upon selection as a Participant pursuant to the preceding provisions of this Article
4. A person shall cease to be a Participant upon the earlier of such person's
(i) death, (ii) retirement, or (iii) termination of eligibility as a Participant (including termination of employment). The Participant must be an employee of the Company on the date of the relevant Goal achievement in order to receive any Incentive Compensation with respect to that Goal achievement.

     4.4 No Employment Rights. Neither this Plan nor any action taken hereunder shall confer or be deemed to confer upon any employee any right to be retained in the employ of the Company, or constitute any contract or agreement for employment or interfere in any way with the right of the Company to reduce any Participant's compensation or other benefits or to terminate the employment of such Participant, with or without cause.

     4.5 Nontransferability. A person's rights and interests under this Plan, including amounts payable, may not be assigned, pledged, transferred or otherwise hypothecated except, in the event of an employee's death, to his designated beneficiary as provided in this Plan, or in the absence of such designation, to his heirs, devisees or legatees by will or the laws of descent and distribution.

     4.6 Tax Withholding. The Company shall have the right to deduct any Federal, state, local or foreign taxes or other charges required by law to be withheld from payments made to participants under this Plan.

     4.7 Unsecured Obligations. Participants under this Plan shall not have any interest in any fund or specific assets of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan, and there shall be no funding of amounts which may become or are payable to any Participant.

                                   ARTICLE V

                    DETERMINATION OF INCENTIVE COMPENSATION

     5.1  First Goal. In the event that the First Goal is achieved for twenty
(20) consecutive trading days at any time during the Performance Period, each Participant shall be entitled to an Incentive Compensation payment equal to 100% of such Participant's Base Salary as of such twentieth day; provided, however, that if (i) the First Goal is achieved for ten (10) or more consecutive trading days but less than the required twenty (20) consecutive trading days and (ii) the Committee makes a good faith determination that the failure to sustain the First Goal for the required twenty (20) consecutive trading day period was predominately due to factors external to the Company's performance, then each Participant shall be entitled to an Incentive Compensation payment equal to 100% of such Participant's Base Salary as of such twentieth day. Notwithstanding anything herein to the contrary, there may not be more than one (1) First Goal attained during the Performance Period.

     5.2  Second Goal. In the event that the Second Goal is achieved for twenty
(20) consecutive trading days at any time during the Performance Period, each Participant shall be entitled to an Incentive Compensation payment equal to 200% of such Participant's Base Salary as of such twentieth day; provided, however, that if (i) the Second Goal is achieved for ten (10) or more consecutive trading days but less than the required twenty (20) consecutive trading days and (ii) the Committee makes a good faith determination that the failure to sustain the Second Goal for the required twenty (20) consecutive trading day period was predominately due to factors external to the Company's performance, then each Participant shall be entitled to an Incentive Compensation payment equal to 200% of such Participant's Base Salary as of such twentieth day. Notwithstanding anything herein to the contrary, there may not be more than one (1) Second Goal attained during the Performance Period.

                                   ARTICLE VI

                       PAYMENT OF INCENTIVE COMPENSATION

     6.1 Form of Payment. The Committee shall have the discretion to determine whether the Incentive Compensation shall be paid in cash as a lump sum, in common stock of the Company or in any combination thereof. If the Committee elects to pay Incentive Compensation in the common stock of the Company, in whole or in part, such common stock shall be valued at the average of the high and low prices of the Company's common stock on the New York Stock Exchange as reported in the Wall Street Journal for the day on which the Committee makes such election. All Incentive Compensation shall be paid within thirty (30) days of the Committee's determination that Incentive Compensation shall be paid in accordance with Article 5 hereof, unless deferred by the Participant in accordance with any applicable program for deferring incentive compensation under which such Participant has made a valid election to defer all or part of such award.

     6.2 Source of Shares. Any common stock to be issued under this Plan in accordance with Section 6.1 will be made available, at the discretion of the Board, either from authorized but unissued shares or from shares held in treasury.

     6.3  Death or Termination of Employment Prior to Full Payment.

     (a) In the event that a Participant has amounts payable as Incentive Compensation under this Plan in accordance with Article 5 or Article 7 and dies prior to the payment of such amounts, the amounts payable at the time of the Participant's death shall be paid to the Participant's beneficiary or, if no beneficiary was designated by the Participant, to the Participant's estate.

     (b) In the event that a Participant has amounts payable as Incentive Compensation under this Plan in accordance with Article 5 or Article 7 and retires or is no longer eligible to be a Participant prior to the payment of such amounts, the amounts payable at the time the Participant retires or at the time the Participant's eligibility changes shall be paid to the Participant.

                                  ARTICLE VII

                                REORGANIZATIONS

     As of the effective time and date of any Change in Control this Plan and the Participant's rights hereunder shall automatically terminate, the Committee shall not have authority to award Incentive Compensation and no Incentive Compensation shall be paid. Notwithstanding the foregoing, if (i) the Committee previously determined that Incentive Compensation shall be paid in accordance with Article 5 hereof and such Incentive Compensation has not yet been paid in accordance with Article 6 hereof or (ii) the value of the per share Change in Control consideration to be received by the Company's stockholders in such Change in Control transaction, as determined in good faith by the Committee, equals or exceeds the First Goal or the Second Goal, then the applicable Incentive Compensation shall be paid prior to or at the effective time of the Change in Control.

                                  ARTICLE VIII

                                  DEFINITIONS

     Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

     "Base Salary" shall mean the Participant's base annual compensation excluding any overtime or other elements of compensation. Without limiting the generality of the foregoing, Base Salary shall not include commissions, bonuses, incentive compensation, automobile or other expense allowances or any other compensation generally regarded as perquisites.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

          (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

          (ii) Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

          (iii) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

             (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, and

             (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Company's then outstanding voting securities; or

          (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

     Notwithstanding the preceding provisions of this definition, a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this definition is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities or (2) if the "person" described in the preceding provisions of this definition is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Goal" shall mean a Stock Price of $50.00 per share.

     "Goal" shall mean the First Goal and the Second Goal, collectively.

     "Incentive Compensation" shall mean the dollar amount awarded to a Participant.

     "Participant" means each officer of the Company (corporate vice president or above) who is selected as a participant and who continues to be a participant under the provisions of this Plan.

     "Performance Period" shall mean the three (3) years beginning January 1, 1998 and ending December 31, 2000.

     "Second Goal" shall mean a Stock Price of $60.00 per share.

     "Stock Price" shall mean the closing price of the Company's common stock on the New York Stock Exchange as reported in the Wall Street Journal. The Stock Price described in the definition of the First Goal and the Second Goal shall be adjusted appropriately (as determined by the Committee in good faith) for any stock splits, reverse stock splits or stock dividends.

                            [ALLERGAN LOGO] ALLERGAN
       CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING APRIL 21, 1998

The undersigned hereby constitutes and appoints Francis R. Tunney, Jr. and Susan
J. Glass, and each of them, his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of ALLERGAN, INC. to be held at its corporate headquarters, 2525 Dupont Drive, Irvine, CA on Tuesday, April 21, 1998, and at any adjournments thereof, on all matters coming before the meeting.

        Election of Directors, Nominees:

        Handel E. Evans, Gavin S. Herbert, Henry Wendt

If this Proxy relates to shares held for the undersigned in the Allergan, Inc. Employee Stock Ownership Plan, the Allergan, Inc. Savings and Investment Plan and the Allergan, Inc. Puerto Rico Savings and Investment Plan, then, when properly executed, it shall constitute instructions to the plan trustees to vote in the manner directed herein.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                               -----------------
                                                                      SEE
                                                                 REVERSE SIDE
                                                               -----------------

------- Please mark your
   X    votes as in this                                            5893
------- example
                                                              ------------------

        This proxy when properly executed wil be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of Directors, FOR proposals 2 and 3, and AGAINST proposal 4.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR election of Directors
--------------------------------------------------------------------------------

                                FOR   WITHHELD

1.  Election of Directors. (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 2 and 3.
The Board of Directors recommends a vote AGAINST proposal 4.
--------------------------------------------------------------------------------
                                                     FOR     AGAINST    ABSTAIN

2.  Approval of the Allergan, Inc. Stock Price
    Incentive Plan.

3.  Approval of the amaended 1989 Nonemployee
    Director Stock Plan.

4.  Stockholder Proposal Regarding Cumulative
    Voting.
--------------------------------------------------------------------------------

Please check the box if you plan to attend the                       [ ]
Annual Meeting


Please check the box if you wish to have                             [ ]
your vote disclosed to the Company. The
Company'sConfidential Voting Policy is
described in the Proxy Statement
accompanying this Proxy.



NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------


-------------------------------------------------
SIGNATURE(S)                      DATE